 Exhibit 99


                           WASHINGTON ENERGY COMPANY
                               STOCK OPTION PLAN


1.   Purpose:    The  purpose  of  this  Stock  Option Plan (the
"Plan") is to
     p r omote the interest of WASHINGTON ENERGY COMPANY, a Washington corporation (the "Company"), by providing a method whereby executives and other key employees of the Company or its subsidiary corporations may be encouraged to invest in the Company's Common Stock and thereby increase their proprietary interest in the Company's business, encourage them to remain in the employ of the Company or a subsidiary corporation of the
     Company, and increase their personal interest in the continued success and progress of the Company and its subsidiary corporations. Options issued under the Plan shall either be options designated as incentive stock options ("Incentive Stock Options") within the meaning of Section
     422  of the Internal Revenue Code of 1986, as amended
("IRC"), or options
     designated  as nonqualified stock options ("Nonqualified
Stock Options").
     For purposes of this Plan, the terms "parent corporation" and "subsidiary corporation"  shall  be  as  defined  in  IRC  Section
424(e) and Section
     424(f), respectively.

2.   Administration:

     (a)  This  Plan  shall  be  administered by the Compensation and Benefits
          Committee (the "Committee") of the Company's Board of
Directors (the
          "Board  of  Directors").    All persons designated as
members of the
          Committee shall be "disinterested persons" within the meaning of
          Rule 16b-3 promulgated under the Securities Exchange
Act of 1934, as
          amended (the "Exchange Act"). The Board of Directors shall appoint the members of the Committee from time to time, and the Committee or any member thereof may be removed by the Board of Directors with or without cause.

     (b) Any member of the Committee may resign at any time by written notice to the Board of Directors. Any action of the Committee with respect to the Plan shall be taken by majority vote at a meeting of the
          Committee or by written consent of a majority of the members of the
          Committee without a meeting.

     (c) Subject to the provisions of the Plan and to resolutions adopted by the Board of Directors, the Committee shall have authority in its discretion:

          (i) To construe and interpret the Plan and all options granted thereunder;

          (ii) to prescribe, amend and rescind rules and regulations relating to the Plan;

          (iii) to determine the individuals to whom options shall be granted, the time or times at which the options shall be


                   granted, and the number of shares to be subject to the
                   options so granted;

          (iv) to determine the terms and provisions of the options
                   granted under the Plan (which need not be identical),
                   including but not limited to the exercise prices and any
                   vesting provisions that the Committee deems advisable; and

          (v) to make all other determinations necessary or advisable for the administration of the Plan.

          All determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and on their legal representatives and beneficiaries.

     (d) Each option shall be evidence by a written agreement, which shall contain such terms and conditions (consistent with the terms of this
          Plan) as may be approved by the Committee and shall be signed by an officer of the Company and the employee receiving such option. In case of any inconsistency between any provision of an option agreement and the Plan, the provisions of the Plan in effect at the date of grant of the option shall be controlling.

     (e) Exercise by the Committee of its authority under the Plan shall be consistent  with  the  intent  that  (i) all Incentive
Stock Options
          issued under the Plan be qualified under the terms of IRC Section
          422, and (ii) with respect to all persons who are "officers" of the
          Company within the meaning of Section 16(b) of the Exchange Act, the
          Plan be administered in a manner that satisfies the conditions of
          Rule 16b-3(c)(2)(i) under the Exchange Act so that the grant of options and stock appreciation rights under this Plan, as well as all other transactions with respect to the Plan, to options and stock appreciation rights granted hereunder and to any Common Stock acquired upon exercise of options and stock appreciation rights shall, to the extent possible, be exempt from the operation of
          Section 16(b) of the Exchange Act.

3.   Eligibility:    Options shall be granted only to executives
and other key
     employees of the Company or its subsidiary corporations who, in the judgment of the Committee, are capable and desirous of influencing the growth and profits of the Company through their efforts.
For purposes of
     this Plan, an optionee's employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company.

4.   Special  Limitation  for  Ten Percent (10%) Shareholders:
Incentive Stock
     Options shall not be granted hereunder to any individual who, at the time such option is granted, owns (directly or indirectly as specified in IRC
     Section 424(d)) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations unless, in addition to the other terms and restrictions for Incentive Stock Options specified herein, the exercise  price  is  at  least one hundred ten percent
(110%) of the Fair
     Market Value (as defined below) of the Common Stock on the date of grant, and  such  option  by its terms will terminate within five
(5) years from
     the date such option is granted.

5.   Shares Subject to the Plan:

     (a) The Committee may, from time to time, provide for the option and sale under this Plan of up to 800,000 shares of the Company's $5.00 par value Common Stock in the aggregate (subject to adjustments required by Section 13 of this Plan). Such shares may be authorized and unissued shares or shares previously acquired or to be acquired by the Company and held in treasury. If an option ceases to be exercisable, in whole or in part, the shares as to which the option may no longer be exercised shall thereafter be available for additional options under this Plan.

     (b) The Company shall not be required, upon the exercise of any option, to issue or deliver a stock certificate for any shares of stock prior to the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation, and such listing with such stock exchanges, as the Company shall determine to be necessary or desirable.

6.   Exercise Price:

     (a)  The  exercise  price  of the Common Stock under each
option shall be
          determined  by  the  Committee  but  shall not be less
than the Fair
          Market Value of the Common Stock on the date of grant
(as determined
          in  accordance  with  Section  17).   The "Fair Market
Value" of the
          Common  Stock  on any day shall mean the last sales
price of a share
          of  Common  Stock as reported for that day (or, if that
day is not a
          trading  day,  for  the next preceding trading day) by
the principal
          exchange  on  which  the Common Stock is listed.  If
the Fair Market
          Value  of  the  Common  Stock is not determinable by
this means, the
          Fair Market Value shall be determined in good faith by
the Committee
          on   the  basis  of  such  considerations  as  the
Committee  deems
          appropriate.    The  exercise  price  for  any  option
is subject to
          adjustment as provided in Section 13 hereof, and subject to the special requirements described in Section 4.

     (b)  The  exercise  price under an option shall be paid in full, in cash,
          at  the  time  of exercise, and a certificate
representing shares so
          purchased  shall be delivered to the person entitled
thereto subject
          to the provisions of Section 5 hereof.  Alternatively,
the Committee
          in  its  sole discretion may permit the exercise price
to be paid in
          full  or  in  part  with  Common  Stock  previously
acquired by the
          employee,  but  only  if  and  to the extent permitted
by applicable
          regulations  and  rulings  of  the  Internal  Revenue
Service.   No
          fractional share shall be issued upon the exercise of options and any amounts remaining after issuance of the nearest number of whole shares approved for issuance will be paid in cash.

7.   Stock Appreciation Rights:

     (a)  At  the  discretion  of the Committee, any option
granted under this
          Plan  may,  at  the time of such grant, include a stock
appreciation
          right.   The effectiveness of any such rights granted
with an Incen-
          tive Stock Option shall be conditioned upon their validity under IRC
          Section  422.    If  such  rights  are  ultimately
determined by the
          Internal  Revenue  Service  to be inconsistent with
Section 422, any
          such rights shall terminate but Incentive Stock Options with respect to which such rights were granted shall otherwise continue in effect hereunder. The validity or invalidity of any such rights shall have no effect on the validity of the other provisions of any option or of this Plan. The Committee may impose conditions upon the grant or exercise of the stock appreciation right which conditions may include a condition that the stock appreciation right may only be exercised in accordance with rules and regulations adopted by the
          Committee from time to time. Such rules and regulations may govern the right to exercise a stock appreciation right granted prior to the adoption or amendment of such rules and regulations as well as stock appreciation rights granted thereafter.

     (b)  A  "stock  appreciation  right" is the right of an
optionee, without
          payment  to the Company (except for applicable
withholding taxes, if
          any),  to  receive  the excess of the Fair Market Value
per share on
          the  date  on which a stock appreciation right is
exercised over the
          exercise  price  per  share  as  provided  in the
related underlying
          option.  A stock appreciation right shall pertain to,
and be granted
          only  in conjunction with, a related underlying option
granted under
          this  Plan  and  shall  be  exercisable  only to the
extent that the
          related option is exercisable.  The number of shares of
Common Stock
          subject  to the stock appreciation right shall be all
or part of the
          shares   subject  to  the  related  option,  as
determined  by  the
          Committee.   The stock appreciation right shall either
become all or
          partially nonexercisable and shall be all or partially forfeited if the exercisable portion, or any part thereof, of the related option is exercised and vice versa.


     (c)  Subject  to any restrictions or conditions imposed by the Committee,
          a  stock appreciation right may be exercised by the
optionee as to a
          number  of  shares of Common Stock under its related
option upon the
          surrender of a like number of shares of Common Stock
available under
          the  exercisable portion of the related option, but
only if the Fair
          Market Value of the stock subject to the option exceeds
the option's
          exercise  price.    Subject  to Section 7(d), upon the
exercise of a
          stock appreciation right and the surrender of the exercisable portion of the related option, the optionee shall be awarded whole shares of Common Stock. The award shall have a total value equal to the product obtained by multiplying (i) the excess of the Fair
          Market Value per share on the date on which the stock appreciation right is exercised over the exercise price per share, by (ii) the number of shares subject to the exercisable portion of the related option so surrendered. No fractional share shall be issued upon the exercise of a stock appreciation rights and any amounts remaining after issuance of the nearest number of whole shares approved for issuance will be paid in cash.

     (d) An optionee may elect to receive cash in lieu of all or part of the shares  that  would  otherwise  be  issued  under
Section 7(c) upon
          exercise of a stock appreciation right provided (i) such election is accepted and approved by the Committee in its sole discretion, and
          (ii) with respect to an election by a person who is an "officer" of the Company within the meaning of Section 16(b) of the Exchange Act, such election is made in the time and manner required under Rule
          16b-3 of the Exchange Act so that the election is exempt from
          Section 16(b) of the Exchange Act.

8. Duration of the Option and Stock Appreciation Rights: The term of each option shall be not more than ten (10) years from the date the option is granted, subject to earlier termination or limitations as provided in
     Sections 4, 9, 14 and 15 hereof.

9.   Exercise of Options and Stock Appreciation Rights:

     (a)  Except  as  provided in Sections 10, 14 and 15 hereof and subject to
          any  vesting  provisions  specified  by the Committee,
each optionee
          holding   an  option  under  this  Plan  who  has
remained  in  the


          continuous, full-time employment of the Company since the grant of the option may exercise the option to purchase any or all of the shares covered by the option at any time within the term of such option.

     (b) The exercise of an option for fewer than the total number of shares covered by the option shall not affect the optionee's right to exercise the option as to any remaining shares available for purchase at any time prior to the option's termination.

10.  Nontransferability  of  Option and Stock Appreciation
Rights: Each option
     (including  any related stock appreciation right) granted
under this Plan
     shall,  by  its  terms,  be nontransferable by the optionee other than by
     will  or  the  laws  of descent and distribution and shall be exercisable
     during  the  optionee's  lifetime  only  by  the  optionee.
 The option
     (including  any  related stock appreciation right) and any and all rights
     granted   thereunder  and  not  theretofore  effectively
and  completely
     exercised shall automatically terminate and expire upon any sale, transfer or pledge or any attempted sale, transfer or pledge of such rights or upon the bankruptcy or insolvency of the optionee, or of any person who shall become entitled thereto under the will of, or the laws of descent and distribution applicable to, the optionee.

11. Limitation on Amounts of Incentive Stock Options Granted to Employees:
     The aggregate Fair Market Value of the Common Stock with respect to which,  during  any  calendar  year,  one or more Incentive
Stock Options
     under this Plan (and/or one or more options under any other plan
     m a intained by the Company or any of its parent and subsidiary corporations for the granting of options intended to qualify under IRC
     Section 422) are exercisable for the first time by an optionee shall not exceed $100,000 (said value to be determined as of the respective dates on which such options are granted to the optionee). If an option that would otherwise qualify as an Incentive Stock Option becomes exercisable for the first time in any calendar year for shares of Common Stock that would cause such aggregate Fair Market Value to exceed
$100,000, then the
     portion of the option in respect of such shares shall be deemed to be a
     Nonqualified Stock Option.

12. Other Terms and Conditions: The Committee shall have power, subject to the limitations contained herein, to fix any terms and conditions for the grant or exercise of any option under this Plan. Nothing contained in this Plan, nor in any option granted pursuant to this Plan, shall confer upon any optionee any right to continue in the employ of the Company or any of its subsidiary corporations, nor limit in any way the right of the
     Company or of any of its subsidiary corporations by which the optionee is employed, to terminate the optionee's employment at any time.

13. Adjustment of Shares Subject to Option: If the Company subdivides its outstanding shares of Common Stock into a greater number of shares of
     Common Stock (by stock dividend, stock split, reclassification or otherwise)  or  combines  its  outstanding  shares of Common
Stock into a
     smaller number of shares of Common Stock (by reverse stock split, reclassification or otherwise), or if the Committee determines, in its sole discretion, that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase
     Common  Stock,  or  other  similar  corporate event
(including mergers or
     consolidations) affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in its sole discretion and in such manner as the Committee may deem equitable and appropriate, make adjustments to (a) the number and kind of shares with respect to which options may thereafter be granted under this Plan;
     (b) the number and kind of shares subject to outstanding options, and (c)
     the exercise price under outstanding options; provided, however, that the number of shares subject to an option shall be always a whole number.
     The Committee may, if deemed appropriate, provide for a cash payment to any optionee in connection with any adjustment made pursuant to this
     Section 13.

14.  Effect  of  Termination  of  Employment:   If an optionee
under this Plan
     shall  cease  to be regularly and continuously employed by the Company or
     by  any  of  its  subsidiary  corporations  for  any  reason other  than
     retirement  (as  defined  in  the  Company's  Retirement
Plan), death, or
     disability   (as  defined  in  IRC  Section  22(e)(3)),
then,  upon  the
     termination  of  the  optionee's employment, all rights
under all options
     held  by  the  optionee  under  the  Plan  shall lapse and terminate.  If
     termination  of  employment  is  caused  by the optionee's disability (as
     defined  in  IRC Section 22(e)(3)), the optionee may, but
only within the
     one  (1) year period immediately following such termination of employment
     (subject  to  the  earlier  expiration  of  the  options by their terms),
     exercise  the  options to the extent they were exercisable at the date of
     such  termination.    If  termination of such employment is
caused by the
     optionee's  retirement  pursuant  to the Company's
Retirement Plan or any
     other retirement or pension plan of the Company which may then be in effect, then, subject to Section 15, the optionee may, but only within three (3) months immediately following such termination of employment
     (subject to the earlier expiration of the options by their terms), exercise the options to the extent they were exercisable at the date of such termination. For purposes of this Plan, if an optionee is employed by a subsidiary of the Company that ceases to be a "subsidiary corporation"  of  the  Company  within the meaning of IRC
Section 424(f),
     such event shall be deemed to constitute a termination of the employment of the optionee for a reason other than retirement (as defined in the
     Company's Retirement Plan), death, or disability (as defined in IRC
     Section 22(e)(3)).

15. Death of Optionee: If an optionee dies while regularly and continuously employed by the Company or by any of its subsidiary corporations, or within three (3) months after the termination of such employment by retirement pursuant to the Company's Retirement Plan or any other retirement or pension plan of the Company which may then be in effect, any options held by the optionee may, to the extent they were exercisable at the date of such death, be exercised within one (1) year after the date of death (subject to the earlier expiration of the options by their terms) by the optionee's executor or administrator or by the person or persons to whom the optionee's rights under the options shall pass by will or by the applicable laws of descent and distribution.

16.  Amendment  of  Plan:   The Board of Directors may from time
to time amend
     the Plan in such respects as it shall deem advisable, so long as such amendment complies with all applicable laws, applicable stock exchange listing requirements, and applicable requirements for exemption (to the extent  necessary) under Rule 16b-3 of the Exchange Act.
Notwithstanding
     the foregoing, without further shareholder approval no amendment to this
     Plan shall increase the number of shares of Common Stock subject to the
     Plan (except as authorized by Section 13), change the class of persons eligible to receive options under the Plan, or otherwise materially increase the benefits accruing to participants under the Plan. No amendment of the Plan may, without the consent of the optionee of any option theretofore granted, adversely affect the rights of the optionee with respect to the option.

17.  Time  of  Granting Options:  Unless otherwise specified by the Committee,
     the date of grant of an option under the Plan shall, for all purposes, be
     the  date on which the Committee makes the determination of granting such
     option.    Notice of the determination shall be given to
each employee to
     whom an option is so granted within a reasonable time after the date of such grant.

18.  Withholding:   The Company's obligation to deliver shares of
Common Stock
     upon exercise of an option shall be subject to any applicable federal, state and local tax withholding requirements. Federal, state and local withholding tax due at the time an option is exercised may, in the discretion  of  the  Committee, be paid in shares of Common
Stock already
     owned by the optionee or through the withholding of shares otherwise issuable to the optionee, upon such terms and conditions as the Committee shall determine. If the optionee shall fail to pay, or make arrangements satisfactory to the Committee for the payment of, all such federal, state and local taxes, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the optionee an amount equal to any federal, state or local taxes of any kind required to be withheld by the Company with respect to the option.

19.  Effective Date and Termination of Plan:

     (a) This Plan is adopted effective as of December 15, 1993; provided, however, that the Plan shall be ratified and approved within twelve
          (12) months thereafter by the favorable vote of the holders of a majority of the Common Stock of the Company present, in person or by proxy, and entitled to vote at a meeting of such shareholders. If the Plan shall not be so ratified by the Company's shareholders, the
          Plan and any options granted thereunder shall be void.


     (b) The Plan may be terminated at any time by the Board of Directors and, if not so terminated at an earlier date, the Plan in any event shall terminate once all the shares reserved under the Plan have been sold or on December 14, 2003, whichever is earlier. Options may be granted under this Plan at any time, and from time to time, prior to its termination. Any option outstanding under the Plan at the time of its termination shall remain in effect until the option shall have been exercised in full or shall have expired or been otherwise terminated.

20.  Statutory  References:    Each  reference  in this Plan to a
statute or a
     regulation promulgated thereunder shall be construed to refer to such statute or regulation as it may from time to time be amended and to any similar successor provisions thereto.